NEWS RELEASE

For more information, contact:
Stephen P. Cotugno,
Vice President - Corporate Development
Professional Detailing, Inc.
(201) 258-8429

         PROFESSIONAL DETAILING, INC. ACQUIRES TVG, INC., ADDING MEDICAL
            COMMUNICATIONS AND MARKETING RESEARCH CAPABILITIES

Upper Saddle River, New Jersey (May 12, 1999). Professional Detailing, Inc. (Nasdaq: PDII), a leading provider of comprehensive customized sales solutions to the pharmaceutical industry, announced today that it has acquired TVG, Inc, a high quality provider of communications programs, marketing research and marketing consulting services to the pharmaceutical industry. TVG, based in Fort Washington, PA, recorded gross revenue of $18.4 million in 1998.

The acquisition of TVG expands the scope of high quality services that PDI provides to the pharmaceutical industry. TVG's client base includes 18 of the top 20 pharmaceutical companies. Through its Marketing Research and Consulting Division, TVG provides brand marketing strategy, product profiling, positioning, and message development services. Projects run across the full range of product lifecycles, with an emphasis on the critical pre-launch planning phase. Through its Education/Communications Division, TVG provides a broad spectrum of promotional and educational communications programs, including dinner meetings, symposia, teleconferences and on-site hospital programs.

The transaction is expected to be accretive to PDI's 1999 earnings (prior to non-recurring acquisition related charges). PDI issued approximately 1,257,000 shares of its common stock in exchange for all of the outstanding stock of TVG in a transaction that will be accounted for as a pooling of interests. Based upon PDI's closing price on May 11, 1999, the value of the transaction was approximately $31 million.

"Since inception PDI has focused on providing high quality customized sales solutions to our pharmaceutical clients. With the addition of TVG's products and services PDI can now connect superior detailing, promotional programs, medical education and marketing research for its clients" stated Chuck Saldarini, President & CEO of PDI. "PDI's ability to drive results at the physician level - the primary focus of our business - is greatly enhanced by combining TVG's marketing research skills and high quality communication capabilities," Saldarini added.

"TVG looks forward to integrating our multifaceted communication services with detailing programs to enhance message impact for our clients," stated Frank Smith, President of TVG's Education/Communications Division. Marc Julius, President of TVG's Marketing Research & Consulting Division added, "our ability to help refine brand positioning and messages will accelerate our combined ability to drive sales for our clients' brands. This is a unique opportunity to offer vertically integrated solutions to PDI's and TVG's client needs."

Professional Detailing, Inc. is a leading provider of comprehensive customized sales solutions to the pharmaceutical industry. The Company has designed and managed customized product detailing programs for some of the world's largest pharmaceutical companies. With the acquisition of TVG, the Company will now provide three principal services:
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            o     Customized contract sales services;
            o     Promotion and education services; and
            o     Marketing research and marketing consulting services.

PDI was advised by Hambrecht & Quist LLC in connection with this transaction.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform act of 1995, the Company notes that statements in this release which look forward in time involve risks and uncertainties that may cause actual results or achievements to materially differ from those indicated by the forward-looking statements. These forward-looking statements include any statements relating to the integration of the acquired business with the Company's business, expansion of the Company's business as well as any other statements that are not solely historical. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The Company's documents filed with the SEC, including its Annual Report on form 10-K identify important factors that may cause the Company's actual results to differ materially from those indicated by the forward-looking statements.